UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2015
SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in its Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) As previously reported by Seacoast Banking Corporation of Florida (the “Company) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2015, William R. Hahl, Executive Vice President and Chief Financial Officer of the Company, resigned from his position as the Chief Financial Officer of the Company as of April 6, 2015.

On May 12, 2015, the Company approved and entered into a Transition Agreement with Mr. Hahl (the “Transition Agreement”) pursuant to which his employment will terminate with the Company at the earlier of (1) December 31, 2016, (ii) the date which Mr. Hahl resigns from the Company prior to December 31, 2016, or (iii) the date on which Mr. Hahl’s employment is terminated by the Company (the “Termination Date”). Pursuant to the Transition Agreement, the Company has agreed to (1) continue to pay Mr. Hahl his current base salary until the Termination Date and (2) fully vest Mr. Hahl’s unvested stock awards on December 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By: /s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

Date: May 18, 2015